QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY BROOKFIELD PROPERTY PARTNERS L.P., BROOKFIELD PROPERTY SPLIT CORP. AND BROOKFIELD OFFICE PROPERTIES EXCHANGE LP TO PURCHASE ANY OR ALL OF THE OUTSTANDING COMMON SHARES OF BROOKFIELD OFFICE PROPERTIES INC.

NOTICE OF GUARANTEED DELIVERY

For Deposit of Common Shares of

Brookfield Office Properties Inc.

Pursuant to the Offer dated    •    , 2014 made by

BROOKFIELD PROPERTY PARTNERS L.P.	BROOKFIELD PROPERTY SPLIT CORP.	BROOKFIELD OFFICE PROPERTIES EXCHANGE LP

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. LOCAL TIME ON    •    ,
UNLESS THE OFFER IS EXTENDED (the "Expiry Time") OR WITHDRAWN BY THE OFFERORS.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.
YOU WISH TO ACCEPT THE OFFER BUT YOUR BPO COMMON SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE;

2.
YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS; OR

3.
YOUR BPO COMMON SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

        This Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares ("BPO Common Shares") of Brookfield Office Properties Inc. ("BPO") under the offer dated    •    , 2014 (the "Offer") made by Brookfield Property Partners L.P. ("Brookfield Property Partners" or "BPY") and its indirect subsidiaries, Brookfield Property Split Corp. ("BOP Split") and Brookfield Office Properties Exchange LP ("Exchange LP" and, collectively with BPY and BOP Split, the "Offerors")to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding BPO Common Shares, including the BPO Common Shares that may become issued and outstanding after the date of the Offer and prior to the Expiry Time upon the exercise of options or any other rights to acquire BPO Common Shares, other than BPO Common Shares held by the Offerors, if the holder of BPO Common Shares (the "Shareholder") cannot complete the procedure for book-entry transfer on a timely basis, or the Shareholder is not able to deliver the certificate(s) and all other required documents to CST Trust Company (the "Depositary") at the office specified on the back of this Notice of Guaranteed Delivery at or prior to the Expiry Time.

        The terms and conditions of the Offer are incorporated by reference into this Notice of Guaranteed Delivery. The Offer and Circular dated    •    , 2014 (the "Offer and Circular") contains important information and Shareholders are urged to read the Offer and Circular in its entirety. Certain capitalized terms used but not defined in this Notice of Guaranteed Delivery have the respective meanings ascribed thereto in the Offer and Circular.

        The Exchange LP Units referenced in this Notice of Guaranteed Delivery have not been and will not be registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and may not be offered or sold in the United States or to U.S. persons.

        All references in this Notice of Guaranteed Delivery to "$" mean U.S. dollars. References to "C$" mean Canadian dollars.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        As set forth under Section 3 of the Offer and Circular, "Manner of Acceptance — Procedure for Guaranteed Delivery", if a Shareholder wishes to deposit BPO Common Shares under the Offer and either: (i) the certificate(s) representing such Shareholder's BPO Common Shares are not immediately available; or (ii) such Shareholder cannot deliver the certificate(s) and the letter of transmittal accompanying the Offer and Circular (the "Letter of Transmittal") to the Depositary by the Expiry Time, those BPO Common Shares(the "Deposited BPO Common Shares") may nevertheless be tendered to the Offer provided that all of the following conditions are met:

  (a)
  such tender is made only at the principal office of the Depositary in Toronto, Ontario, by or through an Eligible Institution (as defined below);

  (b)
  this Notice of Guaranteed Delivery (or a manually signed facsimile hereof), properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Toronto, Ontario, at or before the Expiry Time; and

  (c)
  the certificate(s) representing all Deposited BPO Common Shares, in proper form for transfer, together with a properly completed and duly signed copy of the Letter of Transmittal (or a manually signed facsimile thereof), relating to such BPO Common Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received at the Toronto, Ontario, office of the Depositary by 5:00 p.m. Eastern Time ("ET") on the third trading day on the TSX after the date on which the Expiry Time occurs.

        This Notice of Guaranteed Delivery may be delivered by hand or couriered or transmitted by facsimile or mailed to the Depositary only at its principal office in Toronto, Ontario, and must include a signature guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) and other required documents to any office other than the Toronto, Ontario office of the Depositary does not constitute delivery for the purpose of satisfying the guaranteed delivery.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary. Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks or trust companies in Canada or the United States.

        The undersigned understands and acknowledges that payment for BPO Common Shares deposited and taken up by the Offerors under the Offer will be made only after timely receipt by the Depositary of certificate(s) representing the BPO Common Shares, a Letter of Transmittal, or a manually signed facsimile thereof, properly completed and duly executed, covering such BPO Common Shares, with any signature(s) guaranteed, if so required, in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the Letter of Transmittal before 5:00 p.m.(ET) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offerors or the Depositary to any persons depositing BPO Common Shares by reason of any delay in making payments for BPO Common Shares to any person on account of BPO Common Shares accepted for payment under the Offer, and that the consideration for the BPO Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the BPO Common Shares delivered to the Depositary prior to the Expiry Time, even if the certificate(s)

representing all of the Deposited BPO Common Shares, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer and Circular, "Manner of Acceptance — Procedure for Guaranteed Delivery", are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Deposited BPO Common Shares is not made until after the take up and payment for such Deposited BPO Common Shares under the Offer.

        All authority conferred or agreed to be conferred by the undersigned in this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

        Questions and requests for assistance in accepting the Offer and in depositing BPO Common Shares with the Depositary may be directed to: (i) the Depositary, CST Trust Company, at 1-800-387-0825 toll free in North America or at+1 (416) 682-3860 outside of North America or by e-mail at inquiries@canstockta.com, or (ii) the information agent, CST Phoenix Advisors, a division of CST Trust Company (the "Information Agent"), at 1-866-822-1245 toll free in North America or collect at +1 (201) 806-2222 outside of North America or by email at inquiries@phoenixadvisorscst.com.

TO:	BROOKFIELD PROPERTY PARTNERS L.P., BROOKFIELD PROPERTY SPLIT CORP. AND BROOKFIELD OFFICE PROPERTIES EXCHANGE LP
AND TO:	CST TRUST COMPANY, as Depositary

By Registered Mail, by Hand or by Courier:	By Mail:
CST Trust Company 320 Bay Street, Basement Level (B1) Toronto, ON M5H 4A6 Attention: Corporate Actions	CST Trust Company P.O. Box 1036 Adelaide Street Postal Station Toronto, ON M5C 2K4 Attention: Corporate Actions
By Facsimile: 514-985-8853
North American Toll-Free Phone: 1-800-387-0825

        THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO AT THE ADDRESS OR FACSIMILE NUMBER SPECIFIED IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THAT SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES REPRESENTING BPO COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING BPO COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

        The undersigned hereby deposits with the Offerors, upon the terms and subject to the conditions set forth in the Offer and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the BPO Common Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer and Circular, "Manner of Acceptance — Procedure for Guaranteed Delivery".

Box 1

DESCRIPTION OF BPO COMMON SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate Number(s) (if available)	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of BPO Common Shares Represented by Certificate(s)	Number of BPO Common Shares Deposited*

TOTAL:

*
If you desire to deposit fewer than all BPO Common Shares evidenced by any certificate(s) listed above, please indicate in this column the number of BPO Common Shares you wish to deposit. Unless otherwise indicated, the total number of BPO Common Shares evidenced by all certificates delivered will be deemed to have been deposited.

Box 2 FOR BPO COMMON SHARES HELD UNDER THE BPO DIVIDEND REINVESTMENT PLAN

☐	I also deposit all whole BPO Common Shares held in the BPO dividend reinvestment plan (the "BPO DRIP"), and authorize the Depositary to: (i) terminate my participation in the BPO DRIP, (ii) as applicable, issue a certificate for whole BPO Common Shares to be held by the Depositary pending the take-up of BPO Common Shares under the Offer, (iii) send me the consideration for such BPO Common Shares (see below) and (iv) send me a cheque for any fractional BPO Common Shares under the BPO DRIP.

Shareholders who tender their BPO Common Shares held in the BPO DRIP to the Offer will be deemed to have elected to receive consideration in respect of such BPO Common Shares in the same manner and proportion as they elect to receive in respect of their Deposited BPO Common Shares that are not held in the BPO DRIP in Box 3 below.

Box 3 ELECTION FOR CASH, UNITS OR A COMBINATION THEREOF

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for the Deposited BPO Common Shares represented by the certificate(s) listed in Box 1 above. Shareholders may elect to receive the cash alternative (the "Cash Alternative") (Choice A), the unit alternative (the "Unit Alternative") (Choice B) OR a combination of the Cash Alternative and the Unit Alternative (the "Combination Alternative") (Choice C) for their Deposited BPO Common Shares.

Shareholders electing to receive the Combination Alternative must complete the information required under each of Choice A, Choice B and Choice C below. Shareholders electing to receive either the Cash Alternative or the Unit Alternative for all of their Deposited BPO Common Shares must complete the information required under only Choice A or Choice B below, as the case may be, and must not complete the information required under Choice C below.
CHOICE A — THE CASH ALTERNATIVE
☐ United States Dollars
Shareholders who check this box will receive $20.34 in cash for each BPO Common Share deposited under this Choice A (subject to pro ration).
☐ Canadian Dollars

Shareholders who check this box will receive the C$ equivalent of $20.34 in cash for each BPO Common Share deposited under this Choice A (subject to pro ration), based on the exchange rate available to the Depositary at its typical banking institution on the date such funds are converted (which may be the Expiry Date or any later date and may be a date other than the date the certificate(s) representing the BPO Common Shares being exchanged are received by the Depositary or the date of issue of payment therefor).

Unless the Canadian dollars box above is checked, the cash payment for the BPO Common Shares being exchanged will be made in U.S. dollars. Shareholders electing to receive payment of the cash to which they are entitled under the Offer in Canadian dollars will be deemed to have acknowledged and agreed that any change to the currency exchange rates of the United States or Canada between the date this Notice of Guaranteed Delivery is submitted and the date on which the funds are converted by the Depositary will be at the sole risk of the Shareholder.

Canadian Shareholders electing the Cash Alternative should also check one of the boxes below indicating whether they would prefer to receive limited partnership units of Brookfield Property Partners ("BPY Units") or exchangeable limited partnership units of Exchange LP ("Exchange LP Units", and collectively with BPY Units, "Offered Units") in the event of pro ration.
☐ BPY Units Upon Pro Ration

Canadian Shareholders electing the Cash Alternative who check this box will receive BPY Units payable for the balance of each Deposited BPO Common Share in the event of pro ration, on the basis of one BPY Unit per BPO Common Share.
☐ Exchange LP Units Upon Pro Ration (Available ONLY to Canadian Shareholders)

Canadian Shareholders electing the Cash Alternative who check this box will receive Exchange LP Units payable for the balance of each Deposited BPO Common Share in the event of pro ration, on the basis of one Exchange LP Unit per BPO Common Share.
Shareholders electing the Cash Alternative who are not Canadian Shareholders will receive BPY Units in the event of pro ration.

Canadian Shareholders electing the Cash Alternative who do not make an election of which Offered Units to receive in the event of pro ration will be deemed to have elected to receive BPY Units in the event of pro ration.

Canadian Shareholders are cautioned that Exchange LP Units will not be a "qualified investment" for Registered Plans. Canadian Shareholders who tender their BPO Common Shares held in a Registered Plan should not elect to receive Exchange LP Units.

CHOICE B — THE UNIT ALTERNATIVE
☐ BPY Units
Shareholders who check this box will receive one BPY Unit for each Deposited BPO Common Share under this Choice B (subject to pro ration).
☐ Exchange LP Units (Available ONLY to Canadian Shareholders)
Canadian Shareholders who check this box will receive one Exchange LP Unit for each Deposited BPO Common Share under this Choice B (subject to pro ration).

Canadian Shareholders are cautioned that Exchange LP Units will not be a "qualified investment" for Registered Plans. Canadian Shareholders who tender their BPO Common Shares held in a Registered Plan should not elect to receive Exchange LP Units.

Shareholders electing the Unit Alternative should also check one of the boxes below indicating whether they would prefer to receive cash in United States dollars or Canadian dollars in the event of pro ration.
☐ United States Dollars Upon Pro Ration
☐ Canadian Dollars Upon Pro Ration

Shareholders electing to receive payment of the cash to which they are entitled under the Offer upon pro ration in Canadian dollars will be deemed to have acknowledged and agreed that any change to the currency exchange rates of the United States or Canada between the date this Notice of Guaranteed Delivery is submitted and the date on which the funds are converted by the Depositary will be at the sole risk of the Shareholder.
CHOICE C — THE COMBINATION ALTERNATIVE
Cash Alternative in respect of of the total number of Deposited BPO Common Shares
Unit Alternative in respect of of the total number of Deposited BPO Common Shares

Shareholders electing the Combination Alternative under this Choice C will receive the cash payable under the Cash Alternative (as elected under Choice A above) in respect of the number of Deposited BPO Common Shares indicated in the appropriate space above, and will receive the number of Offered Units issuable under the Unit Alternative (as elected under Choice B above) in respect of the number of Deposited BPO Common Shares indicated in the appropriate space above, in each case subject to pro ration.

Shareholders electing the Combination Alternative under this Choice C must also complete the information required under both Choice A and Choice B above in order to indicate their preferences with respect to the consideration to be received under the Cash Alternative and the Unit Alternative.

If you fail to make an election above, or the election fails to comply with the other requirements of such election and such failure is not corrected prior to the Expiry Time, you will be deemed to have elected to receive BPY Units instead of Exchange LP Units in the Unit Alternative for all of your Deposited BPO Common Shares.

No fractional Offered Units will be issued pursuant to the Offer. Where a Shareholder is to receive Offered Units as consideration under the Offer and the aggregate number of Offered Units to be issued to such Shareholder would result in a fraction of an Offered Unit being issuable, the number of Offered Units to be received by such Shareholder will be rounded down to the nearest whole Offered Unit. Where a Shareholder is to receive cash as consideration under the Offer and the aggregate amount of cash to be paid to such Shareholder would result in a fraction of a cent being paid, the amount of cash to be received by such Shareholder will be rounded down to the nearest whole cent.

A Canadian Shareholder who wishes to elect to make a Joint Tax Election (as defined in the Offer and Circular) with BOP Exchange GP ULC, the general partner of Exchange LP, in order to obtain a full or partial tax-deferred rollover for Canadian federal income tax purposes in respect of the disposition of Deposited BPO Common Shares pursuant to the Offer, must receive Exchange LP Units as full or partial consideration for such Shareholder's Deposited BPO Common Shares. See Section 25 of the Offer and Circular, "Certain Canadian Federal Income Tax Considerations".
An election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery shall supersede any election made in the Letter of Transmittal.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)	Postal Code / Zip Code

Date	Daytime Telephone Number

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the BPO Common Shares deposited hereby, in proper form for transfer, together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, covering the Deposited BPO Common Shares, and all other documents required by the Letter of Transmittal (or, in the case of a book-entry transfer, a confirmation of a book-entry transfer of a Shareholder's BPO Common Shares into the Depositary's account at CDS or DTC, as applicable, with respect to all such BPO Common Shares deposited hereby and, in the case of DTC accounts, a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal) at or prior to 5:00 p.m. (ET) on the third trading day on the TSX after the date on which the Expiry Time occurs. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal Code / Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES REPRESENTING BPO COMMON SHARES WITH THIS FORM. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:
CST Trust Company

By Registered Mail, by Hand or by Courier
Attention: Corporate Actions
320 Bay Street, Basement Level (B1)
Toronto, ON M5H 4A6

By Mail
P.O. Box 1036
Adelaide Street Postal Station
Toronto, ON M5C 2K4

North American Toll Free Phone: 1-800-387-0825
 E-mail: inquiries@canstockta.com
 Facsimile: 514-985-8853
 Outside North America, Banks and Brokers Call Collect: 416-682-3860

The Information Agent for the Offer is:
CST Phoenix Advisors, a division of CST Trust Company

North American Toll Free Phone: 1-866-822-1245
 Banks, Brokers and collect calls: 201-806-2222
 Toll Free Facsimile: 1-888-509-5907
 Email: inquiries@phoenixadvisorscst.com

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer and Circular may be directed by Shareholders to the Depositary or the Information Agent at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

QuickLinks

  Exhibit 99.3